Exhibit 4.4

ELI LILLY AND COMPANY

Officers’ Certificate Pursuant to

Section 3.01 of the Indenture

    , 2025

The undersigned, Jon Haug, Senior Vice President, Treasurer and Corporate Finance and Investment Banking of Eli Lilly and Company, an Indiana corporation (the “Company”), and Christopher Anderson, Vice President, Leader of Corporate Securities and Assistant Secretary of the Company, pursuant to Section 3.01 of the Indenture, dated as of February 1, 1991 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”), as authorized by resolutions of the Board of Directors of the Company, dated August 12, 2025, and minutes of the Risk Management Committee of the Company at its meeting on July 25, 2025 (collectively, the “Board Resolutions”), do hereby certify as follows:

(i) There is hereby established a series of debt securities to be issued under the Indenture. The title of such series of the debt securities shall be the “Floating Rate Notes due 2028” (the “Floating Rate Notes”).

(ii) The Floating Rate Notes shall be in the form, and shall have the terms, set forth as Annex A attached hereto. The Floating Rate Notes shall be issued in the form of Registered Securities and shall not be issued in the form of Bearer Securities.

(iii) The initial limit upon the aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture (except for Floating Rate Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Floating Rate Notes pursuant to Sections 3.04, 3.05, 3.06, 4.03 or 10.04 of the Indenture) is Seven Hundred and Fifty Million Dollars ($750,000,000); provided, however, that, without the consent of the Holders of any Securities, the Company may at any time issue additional Securities having the same terms as the Floating Rate Notes other than the date of original issuance and the first Interest Payment Date applicable to such additional Securities. Any such additional Securities shall constitute a single series of Securities with the Floating Rate Notes under the Indenture.

(iv) The principal amount of the Floating Rate Notes shall be payable on October 15, 2028 (the “Maturity Date”).

(v) The Floating Rate Notes shall bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR (as defined below), plus 0.530%. In no event shall the interest on the Floating Rate Notes be (i) higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application or (ii) lower than zero. Interest on the Floating Rate Notes shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2026, and at the Maturity Date (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the corresponding Regular Record Date (as defined below). Interest on the Floating Rate Notes shall accrue from, and including, the most recent Floating Rate Interest Payment Date (or, if no interest has been paid, from August 20, 2025) to, but excluding, the corresponding Latter Floating Rate Interest Payment Date (as defined below). If the January 15, April 15, July 15 or October 15 of any year is not a Business Day (as defined in the Floating Rate Notes), then the next succeeding Business Day shall be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes shall be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date shall be the Business Day immediately preceding such January 15, April 15, July 15 or October 15, and interest on the Floating Rate Notes shall be paid on such immediately preceding Business Day). If the Maturity Date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes shall be made on the next succeeding Business Day, and no interest shall accrue for the period from and after the Maturity Date.

The “initial Interest Period” means the period from and including August 20, 2025 to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes shall be the period from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date of the Floating Rate Notes to, but excluding, the Maturity Date. Interest on the Floating Rate Notes shall be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined below).

The interest rate for the initial Interest Period shall be Compounded SOFR determined on January 13, 2026, plus 0.530%. Thereafter, the interest rate for any Interest Period shall be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.530%.

The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period shall be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the Observation Period divided by 360. The interest rate for any Interest Period shall not be adjusted for any modifications or amendments to the SOFR Index (as defined below) or SOFR data that the New York Federal Reserve (as defined below) may publish after the interest rate for that Interest Period has been determined.

If a SOFR IndexStart (as defined below) or SOFR IndexEnd (as defined below) is not published on the associated Interest Determination Date and a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” shall mean, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period”

and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Notwithstanding anything contained herein, the Indenture, the Floating Rate Notes or in any other documentation relating to the Floating Rate Notes, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark (as defined below), the Benchmark Replacement (as defined below) shall replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee shall have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to the Benchmark Replacement provisions described herein, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(a) shall be conclusive and binding absent manifest error;

(b) if made by the Company, shall be made in the Company’s sole discretion;

(c) if made by the Company’s designee, shall be made after consultation with the Company, and such designee shall not make any such determination, decision or election to which the Company objects; and

(d) notwithstanding anything to the contrary herein, the Floating Rate Notes or in the other documents relating to the Floating Rate Notes, including the Indenture, shall become effective without consent from the Holders of the Floating Rate Notes or any other party.

(vi) Interest shall be payable to the person in whose name a Floating Rate Note (or any Predecessor Security) is registered at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date (or, in the case of Defaulted Interest, in the manner provided in Section 3.07 in the Indenture). The “Regular Record Date” for the Floating Rate Notes shall be the date that is 15 calendar days prior to each Floating Rate Interest Payment Date (whether or not a Business Day).

(vii) The Floating Rate Notes shall be denominated, and amounts due thereon shall be payable, solely in Dollars.

(viii) The Company shall at all times maintain a Place of Payment for the Floating Rate Notes in the Borough of Manhattan, the City of New York. The Company initially appoints Deutsche Bank Trust Company Americas, with a corporate trust office at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, for such purpose.

(ix) The Trustee is hereby appointed as the initial Paying Agent, the initial Security Registrar and, pursuant to the terms of a Calculation Agency Agreement, the initial calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Company may change the Calculation Agent with respect to the Floating Rate Notes at any time without notice to the Holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period shall be determined by the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Notes.

(x) None of the Trustee, the Calculation Agent or the Paying Agent shall be under any obligation, to select, determine or designate any Benchmark Replacement or shall have any liability for any determination made by or on behalf of the Company or its designee in connection with a Benchmark Transition Event or a Benchmark Replacement, and each Holder, by its acceptance of a Floating Rate Note or a beneficial interest in a Floating Rate Note, shall be deemed to waive, release, and covenant not to assert any claims against the Trustee, the Calculation Agent or the Paying Agent relating to any such determinations. Without limiting the generality of the foregoing, none of the Trustee, the Calculation Agent or the Paying Agent shall have any responsibility to determine whether any manifest error has occurred and may conclusively assume that no manifest error exists and shall suffer no liability in so assuming. For the avoidance of doubt, the Company’s designee shall not be the Trustee or the Calculation Agent unless the Trustee or Calculation Agent, as applicable, agrees in writing.

(xi) The Floating Rate Notes shall not be subject to any sinking fund or analogous provisions, and no Holder of the Floating Rate Notes shall have any right to cause the Company to redeem any Floating Rate Notes at the option of the Holder.

(xii) The Floating Rate Notes shall not be redeemable, in whole or in part, prior to the Maturity Date.

(xiii) The Floating Rate Notes shall be issuable in the form of Global Securities registered in the name of The Depository Trust Company, as Depositary, or its nominee. The Global Securities representing the Floating Rate Notes may be exchanged for definitive Floating Rate Notes only in the circumstances set forth in the seventh or eighth paragraphs of Section 3.05 of the Indenture and in accordance with Section 3.05 of the Indenture.

(xiv) The Floating Rate Notes shall be issued in minimum denominations of two thousand Dollars ($2,000) and any integral multiples of one thousand Dollars ($1,000) in excess thereof.

(xv) Section 12.02 of the Indenture shall be applicable to the Floating Rate Notes.

(xvi) The Floating Rate Notes shall rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Company.

(xvii) The Company shall not pay any additional amounts on the Floating Rate Notes to any Person, including any Holder who is not a United States Person, in respect of any tax, assessment or governmental charge withheld or deducted.

(xviii) For purposes of the Floating Rate Notes, the following terms shall have the meanings set forth below:

(1) “Benchmark” means, initially, Compounded SOFR; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(2) “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(a) the sum of (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the Benchmark Replacement Adjustment;

(b) the sum of (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(c) the sum of (i) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(3) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(a) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(c) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

(4) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably practicable).

(5) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

(6) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(a) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or shall cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark (or such component);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or shall cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark (or such component); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(7) “Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398))):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period (or in the final Interest Period, preceding the Maturity Date); and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(a) the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(b) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

i.

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

ii.

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

(8) “Discharged” means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Floating Rate Notes and to have satisfied all the obligations under the Indenture relating to the Floating Rate Notes (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in Section 12.02(q)(1) of the Indenture, payment of the principal of and the interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to the Floating Rate Notes under Sections 3.05 and 3.06 (insofar as applicable to the Floating Rate Notes), 12.02 and 5.02 of the Indenture and the Company’s obligations to the Trustee under Section 7.05 of the Indenture, (C) the rights of Holders of the Floating Rate Notes with respect to the currency or currency units in which they are to receive payments of principal, premium, if any, and, interest and (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal or interest paid on such obligations, and, subject to the provisions of Section 7.05 of the Indenture, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

(9) “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(10) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

(11) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(12) “New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

(13) “New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

(14) “Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

(15) “Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (ii) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

(16) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(17) “Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

(18) “Special Record Date” for the payment of any Defaulted Interest on the Floating Rate Notes means a date fixed by the Trustee pursuant to Section 3.07 of the Indenture.

(19) “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(20) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(xix) Each of the undersigned has read and understands the provisions of the Indenture setting forth the covenants and conditions relating to the authentication and delivery by the Trustee of the Floating Rate Notes, and in respect of compliance with which this certificate is being delivered, and all definitions in the Indenture relating thereto.

(xx) Each of the undersigned has examined the Board Resolutions adopted as of or prior to the date hereof relating to the issuance, execution, authentication, delivery and dating of the Floating Rate Notes, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and such other documents, certificates and corporate or other records as he or she has deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

(xxi) The examinations or investigations described in paragraphs (xix) and (xx) are sufficient to enable each of the undersigned to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with in accordance with the terms of the Indenture.

(xxii) In the opinion of each of the undersigned, all covenants and conditions precedent to the issuance by the Company and the authentication and delivery by the Trustee of the Floating Rate Notes, as requested in the order, dated as of the date hereof, pursuant to which the Company has requested that the Trustee authenticate and deliver the Floating Rate Notes, have been complied with in accordance with the terms of the Indenture.

Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

ELI LILLY AND COMPANY

By:
Name: Jon Haug
Title: Senior Vice President, Treasurer and Corporate Finance and Investment Banking

By:

Name: Christopher Anderson
Title: Vice President, Leader of Corporate Securities and Assistant Secretary

ANNEX A

FORM OF FLOATING RATE NOTE DUE 2028

ELI LILLY AND COMPANY

Form of Floating Rate Note due 2028

Certificate No. [*]	CUSIP No. 532457 DA3

Registered Global Security	ISIN No. US532457DA39

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [*] OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO [*], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [*], HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ELI LILLY AND COMPANY, an Indiana corporation (the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to [*], or its registered assigns, the principal amount of [*] Dollars ($[*]) on October 15, 2028 (the “Maturity Date”), upon surrender of this Note at the office or agency of the Company for such payment in the City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the outstanding principal amount until the Maturity Date, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2026, and at the Maturity Date (each a “Floating Rate Interest Payment Date”), in like coin or currency, at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.530%, to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Such interest on this Note shall accrue from, and including, the most recent Floating Rate Interest Payment Date (or, if no interest has been paid, from August 20, 2025) to, but excluding, the corresponding Latter Floating Rate Interest Payment Date (as defined below); provided, however, that if this Note is in the form of a Global Security, then payments of principal of or premium, if any, or interest on this Note may be made at the Company’s option by wire transfer of immediately available funds to the account specified by the Depositary for this Note; provided further, that if this Note is not in the form of a Global Security, then payments of principal of and premium, if any, and interest on this Note may be made at the Company’s option by check mailed to the address of the person entitled thereto as such address shall appear in the records of the Security Registrar.

If the January 15, April 15, July 15 or October 15 of any year is not a Business Day, then the next succeeding Business Day shall be the applicable Floating Rate Interest Payment Date and interest on this Note shall be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date shall be the Business Day immediately preceding such January 15, April 15, July 15 or October 15, and interest on the this Note shall be paid on such immediately preceding Business Day). If the Maturity Date is not a Business Day, the payment of principal of, and interest on, this Note shall be made on the next succeeding Business Day, and no interest shall accrue for the period from and after the Maturity Date.

The “initial Interest Period” means the period from and including August 20, 2025 to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Notes shall be the period from and including the Floating Rate Interest Payment Date immediately preceding the Maturity Date to, but excluding, the Maturity Date. Interest on the Notes shall be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

The interest rate for the initial Interest Period shall be Compounded SOFR determined on January 13, 2026, plus 0.530%. Thereafter, the interest rate for any Interest Period shall be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.530%. In no event shall the interest on this Note higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application, or lower than zero.

The amount of interest accrued and payable on the Notes for each Interest Period shall be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in the Observation Period divided by 360. The interest rate for any Interest Period shall not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.

The interest rate and amount of interest to be paid on the Notes for each Interest Period shall be determined by Deutsche Bank Trust Company Americas, acting as calculation agent (the “Calculation Agent”). The Calculation Agent shall, upon the request of any Holder of the Notes, provide the interest rate then in effect. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there shall at all times be a Calculation Agent. In the event that any then-acting Calculation Agent shall be unable or unwilling to act, or such Calculation Agent shall fail duly to establish Compounded SOFR for any Interest Period, or the Company proposes to remove such Calculation Agent, the Company shall appoint another Calculation Agent. The Company may appoint itself or any of its affiliates or subsidiaries as the Calculation Agent. The Company may change the Calculation Agent with respect to the Notes at any time without notice to the Holders of the Notes.

This Note is issued pursuant to, and shall be governed by, that certain Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and Deutsche Bank Trust Company Americas (as successor to Citibank, N.A.), as trustee (the “Trustee”). Capitalized terms used in this Note without definition shall have the respective meanings ascribed to them in the Indenture.

The provisions of this Note are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Note shall not be entitled to the benefit under the Indenture or be valid or obligatory for any purpose.

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In witness whereof, Eli Lilly and Company has caused this instrument to be duly signed.

ELI LILLY AND COMPANY

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Global Note]

This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

Dated: August  , 2025

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

By:
Authorized Officer

[Signature Page to Global Note]

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of a series of debt securities (the “Securities”) of the Company, designated as its Floating Rate Notes due 2028 (the “Notes”). The Securities, including the Notes, are all issued or to be issued under and pursuant to the Indenture, to which Indenture, and all Board Resolutions and Officers’ Certificates as provided therein, reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes are initially limited to Seven Hundred and Fifty Million Dollars ($750,000,000) in aggregate principal amount; provided, however, without the consent of the Holders of any Securities, the Company may at any time issue additional Securities having the same terms as the Floating Rate Notes other than the date of original issuance and the first Interest Payment Date applicable to such additional Securities. Any such additional Securities shall constitute a single series of Securities with the Floating Rate Notes under the Indenture

This Note shall constitute part of the Company’s unsecured and unsubordinated obligations and shall rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. This Note shall be issuable in fully registered form only, in minimum denominations of two thousand Dollars ($2,000) and any integral multiples of one thousand Dollars ($1,000) in excess of that amount.

In case an Event of Default shall have occurred and be continuing with respect to this Note, the principal hereof may be declared due and payable, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture. The Indenture permits the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding to, on behalf of the Holders of all of the Notes and in the manner and subject to the provisions of the Indenture, waive certain past defaults and rescind and annul such past declarations and their consequences under the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity, or the earlier optional date of maturity, if any, of any Note, or reduce the principal amount thereof or the premium thereon, if any, or reduce the rate or extend the time of payment of interest, if any, thereon or make the principal thereof or premium, if any, or interest, if any, thereon payable in any currency other than as provided pursuant to the Indenture or this Note, without the consent of the Holders of each Note so affected; or (ii) reduce the aforesaid percentage of the Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes then outstanding.

The Notes shall not be entitled to the benefit of any mandatory redemption, sinking fund or analogous provisions. The Notes shall not be redeemable, in whole or in part, prior to the Maturity Date.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” shall mean, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event

(i) Notwithstanding anything contained herein, the Indenture, the Floating Rate Notes or in any other documents relating to the Notes, if the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

(ii) In connection with the implementation of a Benchmark Replacement, the Company or its designee shall have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Any determination, decision or election that may be made by the Company or its designee pursuant to the Benchmark Replacement provisions described herein, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) shall be conclusive and binding absent manifest error;

(2) if made by the Company, shall be made in the Company’s sole discretion;

(3) if made by the Company’s designee, shall be made after consultation with the Company, and such designee shall not make any such determination, decision or election to which the Company objects; and

(4) notwithstanding anything to the contrary herein, the Floating Rate Notes or in the other documents relating to the Notes, including the Indenture, shall become effective without consent from the Holders of the Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

None of the Trustee, the Calculation Agent or the Paying Agent shall be under any obligation, to select, determine or designate any Benchmark Replacement or shall have any liability for any determination made by or on behalf of the Company or its designee in connection with a Benchmark Transition Event or a Benchmark Replacement, and each Holder, by its acceptance of a Floating Rate Note or a beneficial interest in a Floating Rate Note, shall be deemed to waive, release, and covenant not to assert any claims against the Trustee, the Calculation Agent or the Paying Agent relating to any such determinations. Without limiting the generality of the foregoing, none of the Trustee, the Calculation Agent or the Paying Agent shall have any responsibility to determine whether any manifest error has occurred and may conclusively assume that no manifest error exists and shall suffer no liability in so assuming. For the avoidance of doubt, the Company’s designee shall not be the Trustee or the Calculation Agent unless the Trustee or Calculation Agent, as applicable, agrees in writing.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition or interpretation of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or shall cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or shall cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or ..09753978) being rounded up to 9.75398% (or .0975398))):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period (or in the final Interest Period, preceding the Maturity Date); and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(a) the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(b) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

i.

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

ii.

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the Maturity Date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The Notes are subject to the defeasance provisions set forth in Section 12.02 of the Indenture.

The Company shall not pay any additional amounts on any of the Notes to any person, including any Holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted.

No reference herein to the Indenture and no provision of this Note or of the Indenture or of any Board Resolution shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times and places and at the rate and in the coin and currency herein prescribed.

This Note is transferable by the Holder hereof in person or by his or her attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose in the City of New York, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Note. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or authorized denominations and like tenor and terms, and in the same aggregate principal amount, shall be issued to the transferee in exchange therefor.

The Company, the Trustee, any Paying Agent, any Calculation Agent and any Security Registrar may deem and treat the Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon as herein provided and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any Calculation Agent or any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any supplemental indenture thereto or any Board Resolution, against any Person other than the Company or against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or any other Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance of this Note, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of the State of New York.